Exhibit 99.1

DayStar Technologies Announces Reverse Stock Split

Stock Will Begin Trading On A Split Adjusted Basis On April 9, 2012

Santa Clara, CA, April 5, 2012 – DayStar Technologies, Inc. (Nasdaq: DSTI), a developer of solar photovoltaic products based on CIGS thin-film deposition technology, announced information today regarding its reverse stock split.

As previously announced, on March 27, 2012, the Company’s stockholders approved a 1-for-7 reverse stock split of its common stock. The reverse stock split will be effective at 5:00 pm, Eastern Time, on April 5, 2012. DayStar’s common stock will begin trading on NASDAQ on a split adjusted basis when the market opens on April 9, 2012.

The reverse split will reduce the number of shares of the Company’s common stock outstanding from approximately 11 million shares to approximately 1.6 million shares. Proportional adjustments will be made to DayStar’s outstanding stock options and other equity incentive awards, and its equity compensation plans. The Company’s authorized shares will remain unchanged.

Information For Stockholders

Upon execution of the reverse split, DayStar shareholders will receive one new share of DayStar common stock for every seven shares held. Record holders of DayStar common stock will receive a letter of transmittal shortly after the effective date with instructions for the exchange of stock certificates. Stockholders with shares in brokerage accounts will be contacted by their brokers with instructions. Computershare will act as the exchange agent, and can be contacted at (800) 546-5141 (domestic holders) or 1-781-575-2765 (international holders).

DayStar will not issue fractional shares as a result of the reverse stock split. Any fractional shares will be rounded up to the next whole number.

For more information on DayStar’s reverse stock split, please refer to the proxy materials previously sent out which can also be accessed through the Company’s website at www.daystartech.com.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is engaged in the development of solar photovoltaic products based upon CIGS thin film deposition technology. For more information, visit the DayStar website at www.daystartech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding our business that are not historical facts may be considered “forward-looking statements.” The forward-looking statements in this press release are based on information available at the time the statements are made and management’s belief as of that time with respect to future events and involve substantial risks and uncertainties that could cause actual results and outcomes to be materially different. Such forward–looking statements include statements regarding the expected benefits of restructuring measures and prospective fundraising and potential strategic partnership efforts. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause our results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties include our ability to raise substantial additional capital in the short term, our ability to achieve favorable outcomes in pending litigation, our ability to continue our business as a going concern, our ability to execute our commercialization plan, our ability to continue our debt reduction programs, and such other risks and uncertainties detailed in our annual report on Form 10-K for the year ended December 31, 2011, our quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

DayStar Technologies, Inc.

Christopher T. Lail

Chief Financial Officer

408/582.7100

investor@daystartech.com